UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): January 22, 2010

                                 Innovex, Inc.
                                 -------------
             (Exact name of Registrant as Specified in its Charter)


                                   Minnesota
                                   ---------
                 (State Or Other Jurisdiction Of Incorporation)


     000-13143                                         41-1223933
     ------------------------               ------------------------------------
     (Commission File Number)               (I.R.S. Employer Identification No.)

    3033 Campus Drive, Suite E180
    Plymouth, MN                                         55441
    -------------------------               ------------------------------------
   (Address Of Principal Executive Offices)            (Zip Code)




                                 (763) 383-4000
                                  -------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Items under Sections 1 and 3 through 8 are not applicable and therefore omitted.

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

     On January 22 2010, Innovex (Thailand) Limited (the "Borrower") received a letter dated January 14, 2010 (the "Letter") from TMB Bank Public Company Limited ("TMB") relating to debt obligations to TMB. The Borrower is a subsidiary of Innovex, Inc. (the "Company"). A translated copy of the Letter is attached hereto as Exhibit 99.1.

     TMB states in the Letter that at December 25, 2009, the total amount of such debt obligations is approximately 1,058 million Thai baht, or approximately $32.2 million, consisting of approximately 447.4 million Thai baht under the credit facilities agreement and approximately 661.0 million Thai baht under the working capital agreement and international transaction services agreement. The Company's other lender is Bank of Ayudhya Public Company Limited (BAY) and total debt obligations under credit facilities with BAY is approximately 985.0 million Thai baht, or $29.9 million, at December 25, 2009. The debt obligations to TMB and BAY are secured by receivables, inventory, real property, equipment and other assets held by the Borrower in Thailand. The assets subject to the security interest of TMB and BAY constitute substantially all of the assets of the Company on a consolidated basis.

     In the Letter, TMB asserts that the Borrower has failed to pay the debt on the due date. The Borrower failed to pay approximately 600.0 million Thai baht, or $18.2 million that was due between April, 2009 and September, 2009 under the working capital agreement. In addition, the Borrower also failed to pay approximately 59.9 million Thai baht, or $1.8 million that was due between April, 2009 and December 2009 under the long term credit facilities. TMB also demands payment in full of all outstanding debt within 30 days after receiving the letter. If the Borrower fails to make such payment, TMB states that it will exercise its rights as a secured lender to foreclose against the pledged assets and properties.

     The event of default, acceleration of indebtedness, and any action against the assets and properties pledged to TMB also constitutes an event of default under the credit facilities agreements with BAY entitling BAY to similarly accelerate the indebtedness to BAY and exercise its rights as a secured creditor against the pledged assets and properties.

     As of the date of filing of this Form 8-K, neither the Borrower nor the Company have adequate cash to repay the outstanding amounts owed to TMB or BAY. As previously reported by a Current Report on Form 8-K filed January 7, 2010, the Company entered into a mandate letter on January 4, 2010 with Standard Chartered Bank (Hong Kong) Limited ("SCB"). The mandate letter relates to, among other things, SCB's possible purchase from BAY and TMB of the outstanding debt owed by the Borrower at a discount from the total value outstanding. SCB is currently in discussions with TMB and BAY to reach an agreement on a purchase
price of the debt.    In addition, both TMB and BAY have informally advised the
Borrower that they do not intend to exercise their foreclosure rights if the SCB debt purchase transaction is completed by March 5, 2010. There can be no assurance that the Borrower and SCB will complete any transaction within the time frame proposed by TMB and BAY or that a transaction will ever be completed. Because TMB and BAY are not legally obligated to forebear from exercising their rights as secured lenders, there can be no assurance that TMB or BAY will not exercise their rights at any time, whether at the time specified in the Letter, before the completion of a transaction with SCB or otherwise.

     The foregoing summary of the Letter does not purport to be complete and is subject to and qualified in its entirety by reference to a copy of the Letter attached to this Form 8-K and incorporated by reference into this Item 1.01.

ITEM 9.01     Financial Statements And Exhibits.

Exhibit No.     Description
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99.1            Letter dated 14 January 2010 from TMB Bank Public Company
                Limited to Innovex (Thailand) Limited

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   INNOVEX, INC.

                                   By:  /s/ Randy L. Acres
                                        --------------------
                                        Randy L. Acres
                                        President and Chief Executive Officer

Date:   February 5, 2010